                                                                      EXHIBIT 11

                              PIMCO Advisors L.P.
   Computations of Primary Net Income Per Unit (in thousands, except per unit amounts)
                                  (Unaudited)


                                                            For the nine months ended September 30,
                                                            ---------------------------------------
                                                            General Partner
                                                            and Class A                Class B
                                                            ---------------------------------------
                                                            1996      1995        1996      1995
                                                            -------   -------     -------   -------
Net income                                                  $66,901   $44,390     $66,901   $44,390
                                                            =======   =======     =======   =======

Weighted average number of units outstanding                 40,932    40,858      32,961    32,961
Weighted average effect of Limited Partnership
      unit options                                            1,514     1,215       1,401       288
                                                            -------   -------     -------   -------

Weighted average number of units and unit equivalents
      used to calculate net income per unit                  42,446    42,073      34,362    33,249
                                                            =======   =======     =======   =======

Net income per unit                                         $  0.96   $  0.81     $  0.76   $  0.31
                                                            =======   =======     =======   =======

                                                            For the three months ended September 30,
                                                            ----------------------------------------
                                                            General Partner
                                                            and Class A              Class B
                                                            ----------------------------------------
                                                             1996      1995         1996      1995
                                                            -------   -------      -------   -------
Net income                                                  $23,730   $17,141      $23,730   $17,141
                                                            =======   =======      =======   =======

Weighted average number of units outstanding                 40,946    40,904       32,961    32,961
Weighted average effect of Limited Partnership
      unit options                                            1,564     1,324        1,515       863
                                                            -------   -------      -------   -------

Weighted average number of units and
      unit equivalents used to calculate                     42,510    42,228       34,476    33,824
      net income per unit                                   =======   =======      =======   =======

Net income per unit                                         $  0.32   $  0.29      $  0.28   $  0.14
                                                            =======   =======      =======   =======


                              PIMCO Advisors L.P.
              Computations of Fully Diluted Net Income Per Unit
                    (in thousands, except per unit amounts)
                                  (Unaudited)


                                                            For the nine months ended September 30,
                                                            ---------------------------------------
                                                             General Partner
                                                              and Class A             Class B
                                                            ---------------------------------------
                                                             1996      1995        1996      1995
                                                            -------   -------     -------   -------
Net income                                                  $66,901   $44,390     $66,901   $44,390
                                                            =======   =======     =======   =======

Weighted average number of units outstanding                 40,932    40,858      32,961    32,961
Weighted average effect of Limited Partnership
      unit options                                            1,533     1,240       1,498       379
                                                            -------   -------     -------   -------

Weighted average number of units and unit equivalents
      used to calculate net income per unit                  42,465    42,098      34,459    33,340
                                                            =======   =======     =======   =======

Net income per unit                                         $  0.96   $  0.81     $  0.75   $  0.31
                                                            =======   =======     =======   =======

                                                            For the three months ended September 30,
                                                            ----------------------------------------
                                                             General Partner
                                                              and Class A             Class B
                                                            ----------------------------------------
                                                             1996      1995         1996      1995
                                                            -------   -------      -------   -------
Net income                                                  $23,730   $17,141      $23,730   $17,141
                                                            =======   =======      =======   =======

Weighted average number of units outstanding                 40,946    40,904       32,961    32,961
Weighted average effect of Limited Partnership
      unit options                                            1,612     1,324        1,757       863
                                                            -------   -------      -------   -------

Weighted average number of units and
 unit equivalents used to calculate
 net income per unit                                         42,558    42,228       34,718    33,824
                                                            =======   =======      =======   =======

Net income per unit                                         $  0.32   $  0.29      $  0.28   $  0.14
                                                            =======   =======      =======   =======